Exhibit 10.2

THIRD AMENDMENT

OF

FMC TECHNOLOGIES, INC. SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Savings and Investment Plan, as amended and restated effective January 1, 2002 (the “Plan);

WHEREAS, the Company desires to amend the Plan to reflect the merger of the assets and liabilities of the Technisys, Inc. Retirement Plan with and into the Plan, effective as of midnight December 31, 2010, as a result of the Company’s prior acquisition of Technisys, Inc.; and

WHEREAS, the Third Amendment will supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective as of midnight December 31, 2010:

1. The following text is hereby added to the Plan to read as follows:

MERGER INTO PLAN

Effective as of midnight December 31, 2010, the assets and liabilities of the Technisys, Inc. Retirement Plan (the “Technisys Plan”) are hereby merged with and into the Plan. In accordance with Section 414(l) of the Code, the benefit each Participant would receive if the Plan were terminated immediately after the merger is not less than the benefit such Participant would have received if the Plan (or the Technisys Plan) had terminated immediately before the merger. The merger and corresponding transfer of assets and liabilities from the Technisys Plan to the Plan shall be accomplished in a manner that complies with Section 414(l) of the Code and Treasury regulations promulgated thereunder, the protected benefit rules under Section 411(d)(6) of Code and Treasury regulations promulgated thereunder and all other applicable laws.

2. Section 4.2.5 of the Plan is hereby added to the Plan to read as follows:

A Participant whose accounts were transferred from the Technisys, Inc. Retirement Plan into the Plan, effective as of midnight December 31, 2010, shall at all times be fully vested in all of the Participant’s Accounts under the Plan.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 20th day of December, 2010.

FMC Technologies, Inc.

By:	/s/ Mark S. Scott
Its:	Vice President, Administration

Firmwide: 99257485.1 042176.1148

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